Digital Media Solutions Announces Review Of Strategic Alternatives CLEARWATER, Fla. – (BUSINESS WIRE) – Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced that its Board of Directors has initiated a process to evaluate potential strategic alternatives to maximize shareholder value. As part of the process, the Board will consider a full range of strategic, operational and financial alternatives. DMS has retained Goldman Sachs & Co LLC and Canaccord Genuity as its financial advisors to assist with the strategic review process, and has retained Baker McKenzie as its legal counsel. There can be no assurance that the strategic review process will result in any strategic alternative, or any assurance as to its outcome or timing. DMS has not set a timetable for completion of the review process and does not intend to disclose developments related to the process unless and until DMS executes a definitive agreement with respect thereto, or the Board otherwise determines that further disclosure is appropriate or required. About Digital Media Solutions Digital Media Solutions, Inc. (NYSE: DMS) is a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers within auto, home, health and life insurance plus a long list of top consumer verticals. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution and data- driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com. Forward-Looking Statements This press release includes “forward-looking statements'' within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements include statements regarding the exploration of strategic alternatives and whether those strategic alternatives could maximize shareholder value. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the possibility that DMS may not be able to realize higher value for its business through a strategic alternative and therefore retains its current corporate and business structure; (2) the possibility that DMS may decide not to undertake a strategic alternative following the review of strategic alternatives or that it is not able to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors; (3) the potential for disruption to DMS's business, including, among other things, with respect to attracting and retaining key personnel, resulting from the review of strategic alternatives or the undertaking of any strategic alternative following the review; (4) any potential adverse effects on DMS's stock price resulting from the announcement of the process to review potential strategic alternatives or the results of that review; and (5) with regard to the prospects and potential opportunities for, and DMS's ability to enhance the value of its business through, a strategic alternative, the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive and regulatory developments and general economic, political, business, industry, regulatory and market conditions. Other risks and uncertainties are set forth in DMS’s filings with the SEC, including those under "Risk Factors" in DMS’s Annual Report on Form 10-K/A and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Investor Contact: Thomas Bock (704) 412-8892 tbock@dmsgroup.com Media Contact: Melissa Ledesma (201) 528-5272 mledesma@dmsgroup.com Source: Digital Media Solutions, Inc.